UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 31, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2013, MusclePharm Corporation, a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Sydney Rollock, individually (“Rollock”). Pursuant to the terms of the Employment Agreement, Rollock is to serve as the Company’s Chief Marketing Officer until December 31, 2016 (the “Term”).   During the Term, Rollock’s responsibilities will include general oversight and management of the Company’s daily operations as it relates to marketing, as well as any responsibilities delegated to him by the Company’s Chief Executive Officer or board of directors (the “Duties”).

In consideration for Rollock’s performance of the Duties during the Term, Rollock is to receive an initial base salary of Two Hundred and Twenty-Five Thousand US Dollars ($225,000) per year (the “Base Salary”), with any increases to such Base Salary during the Term to be determined at the discretion of the Company and the Compensation Committee of the Company’s Board of Directors (the “Committee”).  Rollock is also eligible to receive an annual performance bonus based on certain goals and performances levels mutually established by the parties.

Rollock is also entitled to receive, at the discretion and review of the Committee, shares of the Company’s common stock in the amounts and pursuant to the terms as established by the Committee. Rollock is entitled to receive a bonus in an amount not to exceed $250,000 per year, which shall be at the discretion and review of the Committee.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached hereto as Exhibit 10.1.

Also on December 30, 2013, the Company and certain of its executive officers, including Brad Pyatt, L. Gary Davis, Cory Gregory and Richard Estalella (the “Executive Officers”) amended the employment agreements of each respective Executive Officer, to be effective as of January 1, 2014, pursuant to which the term of each Executive Officers employment agreement was extended until December 31, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2013, Mr. John Bluher has resigned his position as a member of the Company’s Board of Directors, effective December 31, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated December 30, 2013, between MusclePharm Corporation and Sydney Rollock.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: December 31, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President